Exhibit 99.1

The Real Good Food Company Reports First Quarter 2022 Financial Results and Raises 2022 Outlook

(CHERRY HILL, N.J., May 13, 2022) — The Real Good Food Company, Inc. (Nasdaq: RGF) (“Real Good Foods” or the “Company”), an innovative, high-growth, branded, health- and wellness-focused frozen food company, today reported financial results for its first quarter ended March 31, 2022.

“We had strong momentum entering 2022 and I am pleased to report our first quarter results exceeded our expectations and we are raising our guidance for the full year,” said Bryan Freeman, Executive Chairman. “We achieved broad-based growth across our sales channels as well as significant sequential gross margin improvement in the first quarter. Due to productivity initiatives, we now expect to be Adjusted EBITDA positive in the fourth quarter of 2022. We believe we are still in the early stages of a robust long-term growth journey and remain focused on our mission to make craveable, nutritious comfort foods that are lower in carbohydrates, higher in protein, and made from gluten- and grain-free real ingredients more accessible to everyone and in doing so, help people pursue a healthier lifestyle.”

“Our new Bolingbrook facility commenced production late in the first quarter and I am proud to report we have completed the first phase of ramp-up and are on-track to add approximately $200 million of incremental capacity by the end of this year. We expect to see more meaningful contribution from this facility beginning in the third quarter, which will further improve margins and profitability in 2022 and beyond,” said Gerard Law, Chief Executive Officer.

Highlights

•	Net sales increased 124.0% in the first quarter to $37.6 million

•	Household penetration increased to 8.3% compared to 7.4% in March 2022[1]

•	Bolingbrook facility commenced production at the end of March 2022 and is expected to add approximately $200 million in incremental capacity by the end of 2022

(Net Sales comparison above is to the first quarter of 2021.)

Financial Results for the Quarter Ended March 31, 2022

Net sales increased 124.0% to $37.6 million compared to $16.8 million in the first quarter of 2021. This increase was primarily due to strong growth in sales volumes of our core products, driven by expansion in the club channel, as well as to greater demand from our existing retail customers.

[1]	Numerator as of 4/24/22

Gross profit increased 5.8% to $4.2 million, and was 11.3% of net sales, for the first quarter of 2022, compared to gross profit of $4.0 million, or 23.9% of net sales, for the prior year period. The increase in gross profit was primarily due to an increase in sales volume, including the amount of self-manufactured products sold during the period, partially offset by an increase in labor and raw material costs. The decrease in gross margin was primarily due to the aforementioned increases in labor and raw material costs.

Adjusted gross profit(2) increased $1.7 million to $6.5 million, reflecting adjusted gross margin of 17.2% of net sales, compared to $4.8 million, or 28.4% of net sales, in the first quarter of 2021. The increase in adjusted gross profit was primarily due to the increase in net sales, including in the amount of products sold that were self-manufactured, partially offset by increases in labor and raw material costs. The decrease in adjusted gross margin was primarily due to the aforementioned increases in labor and raw material costs.

Total operating expenses increased $6.5 million to $12.9 million, compared to $6.4 million, in the first quarter of 2021. The increase in operating expenses was primarily driven by expenses related to being a publicly owned company, selling and distribution expenses to support the growth of the business, increased investments in marketing and research and development, and expenses to bring the Company’s new manufacturing facility in Bolingbrook in full operation.

Adjusted EBITDA(2) was a loss of $3.3 million compared to Adjusted EBITDA of $0.1 million in the first quarter of 2021. Sequentially, as compared to the fourth quarter of 2021, the adjusted EBITDA loss narrowed by approximately $0.5 million and adjusted EBITDA margin increased by 630 basis points. The sequential improvement in adjusted EBITDA margin was primarily driven by operating expense leverage and lower distribution costs as percent of sales.

Loss from operations increased by $6.3 million to $8.7 million compared to $2.4 million in the first quarter of 2021. The increase in loss from operations was primarily due to higher operating expenses.

Net loss increased by $5.2 million to $9.6 million compared to $4.4 million in the first quarter of 2021. Excluding expense related to equity compensation of $1.7 million, net loss increased approximately $3.4 million during the first quarter of 2022 as compared to the prior year period.

Balance Sheet Highlights

As of March 31, 2022, the Company had cash and cash equivalents of $14.4 million, including restricted cash of $2.3 million, and total debt was $22.7 million3. The Company’s cash balance of $14.4 million combined with its unused revolver capacity of $35.5 million, provides it with liquidity of $49.9 million, which the Company believes is sufficient to fund the business for the foreseeable future.

[2]

Adjusted gross profit, adjusted gross margin, and adjusted EBITDA are non-GAAP financial measures. Adjusted gross profit means, for any reporting period, gross profit adjusted to exclude the impacts of costs and adjustments identified by management as affecting the comparability of the Company’s gross profit from period to period. Adjusted gross margin means adjusted gross profit as a percentage of net sales. Adjusted EBITDA means, for any reporting period, net income (loss) before depreciation and amortization, income taxes, and interest expense, adjusted to exclude the impact of transaction expenses, as well as other costs and adjustments identified by management as affecting the comparability of the Company’s operating results from period to period. See the information provided under the section entitled “Non-GAAP Financial Measures” within this release for a discussion of why we believe these measures are important, and the reconciliation table at the end of this release for a reconciliation thereof to the most directly comparable financial measures in accordance with GAAP.

[3]

Excludes a lease line of credit which represents a down payment on equipment related to the Company’s Bolingbrook facility, which converts to a finance lease payable beginning in the second quarter of 2022.

Outlook

The Company is updating its guidance for the year ending December 31, 2022 and now expects:

•	Net sales of approximately $150 million to $160 million, reflecting an increase of approximately 78% to 90% compared to 2021

•	Adjusted gross margin in the range of 17% to 23%

•	Adjusted EBITDA loss of approximately $4.0 million to $9.0 million

Long-term, the Company continues to expect:

•	Net sales of approximately $500 million

•	Adjusted gross margin of 35%

•	Adjusted EBITDA margin of 15%

The Company is not providing guidance for gross margin or net loss, the most directly comparable GAAP measures, and similarly cannot provide a reconciliation between its forecasted adjusted gross margin and GAAP gross margin and adjusted EBITDA and net loss without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details today at 8:30 a.m. ET. The conference call webcast and supplemental presentation will be available on the “Investors” section of the Company’s website at www.realgoodfoods.com. To participate on the live call, listeners in the U.S. may dial (877) 451-6152 and international listeners may dial (201) 389-0879. A telephone replay will be available approximately two hours after the call concludes through May 27, 2022, and can be accessed by dialing (844) 512-2921 from the United States, or (412) 317-6671 internationally, and entering the passcode 13729720.

About The Real Good Food Company

Founded in 2016, Real Good Foods believes there is a better way to enjoy our favorite foods. Its brand commitment, “Real Food You Feel Good About Eating,” represents the Company’s strong belief that, by eating its food, consumers can enjoy more of their favorite foods and, by doing so, live better lives as part of a healthier lifestyle. Its mission is to make nutritious comfort foods that are low in carbohydrates, high in protein, and made from gluten and grain free real ingredients more accessible to everyone, improve human health, and, in turn, improve the lives of millions of people. Real Good Foods offers delicious options across breakfast, lunch, dinner, and snacking occasions available, in over 16,000 stores nationwide, including Walmart, Costco, Kroger, and Target, and directly from its website at www.realgoodfoods.com. Learn more about Real Good Foods by visiting its website or on Instagram at @realgoodfoods, where it has one of the largest social media followings of any brand within the frozen food industry today with nearly 420,000 followers.

Non-GAAP Financial Measures

In addition to the Company’s financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes that adjusted gross profit, adjusted gross margin, and adjusted EBITDA, each of which is a non-GAAP financial measure, are useful performance measures and metrics for investors to evaluate current trends in its operations and compare the ongoing financial and operating performance of our business from period to period. In addition, management uses these non-GAAP financial measures to assess our operating performance and for internal planning purposes. The Company also believes these measures are widely used by investors, securities analysts, and other parties in evaluating companies in our industry as measures of financial and operational performance. However, the non-GAAP financial measures included in this press release have limitations and should not be considered in isolation, as substitutes for, or as superior to, performance measures calculated in accordance with GAAP. Other companies may calculate these measures differently, or may not calculate them at all, which limits the usefulness of these measures as comparative measures. Because of these limitations, the Company considers, and you should consider, these non-GAAP financial measures with other operating and financial performance measures presented in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding our projected financial results, including net sales, gross profit, gross margin, adjusted gross profit, adjusted gross margin, and adjusted EBITDA, the demand for our products, and the impact of the new facility on our production. The Company has attempted to identify forward-looking statements by using words such as “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company’s business and industry and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021.

In addition, readers are cautioned that we may make future changes to our business and operations in response to the challenges and impacts of the COVID-19 pandemic, or in response to other business developments, which changes may be inconsistent with the Company’s prior forward-looking statements, and which may not be disclosed in future public announcements.

Investor Contact

Chris Bevenour

ir@realgoodfoods.com

Media Contact

Nikole Johnston

realgoodfoods@powerdigital.com

Balance Sheet

(In thousands)

	AS OF

	MARCH 31,	DECEMBER 31,
	2022	2021
ASSETS
Current assets:
Cash	$12,063	$27,435
Accounts receivable, net	6,915	8,968
Inventories	20,509	16,622
Other current assets	9,159	9,927

Total current assets	48,646	62,952
Property and equipment, net	22,549	10,289
Operating lease right-of-use assets	11,797	12,127
Deferred loan cost	768	818
Goodwill	12,486	12,486
Restricted Cash	2,310	2,310
Other noncurrent assets	136	1,162

Total assets	$98,692	$102,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,271	$15,205
Operating lease liabilities	1,280	1,040
Finance lease liabilities	189	198
Business acquisition liabilities, current portion	1,011	8,111
Accrued and other current liabilities	3,879	6,763
Current portion of long-term debt	338	328

Total current liabilities	26,968	31,645

Revolving line of credit/capex line	18,204	17,501
Lease line of credit	16,076	7,258
Long-term operating lease liabilities	11,056	11,249
Long-term finance lease liabilities	114	154
Long-term business acquisition liabilities	3,124	3,352

Total Liabilities	75,542	71,159
Commitments and contingencies
Stockholders’ Equity:
Class A common stock, $0.0001 par value—100,000,000 shares authorized; 6,169,885 shares issued and outstanding as of March 31, 2022 and December 31, 2021	1	1
Class B common stock, $0.0001 par value—25,000,000 shares authorized; 19,577,681 shares issued and outstanding as of March 31, 2022 and December 31, 2021	2	2
Additional paid-in capital	51,392	49,693
Accumulated deficit	(12,437)	(10,143)

Total stockholders’ equity attributable to The Real Good Food Company, Inc.	38,958	39,553
Non-controlling interest	(15,808)	(8,568)

Total stockholders’ equity	23,150	30,985

Total liabilities and stockholders’ equity	$98,692	$102,144

Statements of Operations

(In thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2022	2021
Net sales	$37,576	$16,778
Cost of sales	33,329	12,765

Gross profit	4,247	4,013

Operating expenses:
Selling and distribution	5,327	2,919
Marketing	1,786	632
Administrative	5,801	2,820

Total operating expenses	12,914	6,371

Loss from operations	(8,667)	(2,358)
Interest expense	890	2,043
Other income	—	—

Loss before income taxes	(9,557)	(4,401)
Income tax expense	—	—

Net Loss	$(9,557)	$(4,401)
Less: net loss attributable to non-controlling interest	(7,263)	—
Preferred return on Series A preferred units	—	146

Net loss attributable to The Real Good Food Company, Inc.	$(2,294)	$(4,547)

Non-GAAP Financial Measures - Reconciliation

	THREE MONTHS ENDED
	MARCH 31,
	2022	2021
Gross Profit	$4,247	$4,013
Start-up and idle capacity costs (1)	1,310	752
Costs related to the COVID-19 pandemic (2)	900	—

Adjusted Gross Profit	$6,457	$4,765

Adjusted Gross Margin	17.2%	28.4%

(1)

Represents start-up costs associated with commencing operations at our City of Industry Facility and other costs associated with temporary manufacturing capacity at our City of Industry Facility, including indirect labor costs, utility costs, and rent.

(2)	Represents direct costs incurred in connection with the COVID-19 pandemic, including freight rush charges, labor costs, tolling upcharges, and storage.

	THREE MONTHS ENDED
	MARCH 31,
	2022	2021
Net Loss	$(9,557)	$(4,401)
Depreciation and amortization	400	253
Provision for income tax	—	—
Interest expense	890	2,043
Other Income	—	—
Start-up and idle capacity costs (1)	1,310	752
Costs related to the COVID-19 pandemic (2)	900	—
Share-based compensation (3)	1,698	18
Transaction expenses (4)	—	1,470
Other (5)	25	—
Bolingbrook start-up administrative costs (6)	1,017	—

Adjusted EBITDA	$(3,317)	$135

Adjusted EBITDA Margin	(8.8)%	0.8%

(1)

Represents start-up costs associated with commencing operations at our City of Industry Facility and other costs associated with temporary manufacturing capacity at our City of Industry Facility, including indirect labor costs, utility costs, and rent.

(2)	Represents direct costs incurred in connection with the COVID-19 pandemic, including freight rush charges, labor costs, tolling upcharges, and storage.
(3)	Represents equity-based compensation expense.
(4)	Represents costs incurred in connection with pursuing certain strategic and financing transactions, including legal, consulting, and accounting costs.
(5)	Represents other non-recurring administrative costs incurred during the period.
(6)	Represents administrative costs incurred in connection with start-up of the new Bolingbrook Facility.

RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS

THREE MONTHS ENDED
MARCH 31, 2022
	Net Sales	Gross Profit	Gross Margin	Selling Expenses	Marketing Expenses	Administrative Expenses	Income from Operations	Operating Margin
Reported	$37,576	$4,247	11.3%	$5,327	$1,786	$5,801	$(8,667)	(23.1)%
Items Affecting Comparability:
Start-up and idle capacity costs (1)	—	1,310		—	—	—	1,310
Costs related to the COVID-19 pandemic (2)	—	900		—	—	—	900
Share-based compensation (3)	—	—		(62)	—	(1,636)	1,698
Transaction expenses (4)	—	—		—	—	—	—
Other (5)	—	—		—	—	(25)	25
Bolingbrook start-up administrative costs (6)	—	—		—	—	(1,017)	1,017

Adjusted	$37,576	$6,457	17.2%	$5,265	$1,786	$3,123	$(3,717)	(9.9)%

THREE MONTHS ENDED
MARCH 31, 2021
	Net Sales	Gross Profit	Gross Margin	Selling Expenses	Marketing Expenses	Administrative Expenses	Income from Operations	Operating Margin
Reported	$16,778	$4,013	23.9%	$2,919	$632	$2,820	$(2,358)	(14.1)%
Items Affecting Comparability:
Start-up and idle capacity costs (1)	—	752		—	—	—	752
Costs related to the COVID-19 pandemic (2)	—	—		—	—	—	—
Share-based compensation (3)	—	—		—	—	(18)	18
Transaction expenses (4)	—	—		—	—	(1,470)	1,470
Other (5)	—	—		—	—	—	—
Bolingbrook start-up administrative costs (6)	—	—		—	—	—	—

Adjusted	$16,778	$4,765	28.4%	$2,919	$632	$1,332	$(118)	(0.7)%

(1)

Represents start-up costs associated with commencing operations at our City of Industry Facility and other costs associated with temporary manufacturing capacity at our City of Industry Facility, including indirect labor costs, utility costs, and rent.

(2)	Represents direct costs incurred in connection with the COVID-19 pandemic, including freight rush charges, labor costs, tolling upcharges, and storage.
(3)	Represents equity-based compensation expense.
(4)	Represents costs incurred in connection with pursuing certain strategic and financing transactions, including legal, consulting, and accounting costs.
(5)	Represents other non-recurring administrative costs incurred during the period.
(6)	Represents administrative costs incurred in connection with start-up of the new Bolingbrook Facility.